UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2011

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California		92807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 820-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 10, 2011, Questcor Pharmaceuticals, Inc. (the “Company”) appointed, effective immediately, Michael H. Mulroy as the Company’s Senior Vice President, Chief Financial Officer, General Counsel and Corporate Secretary.

Mr. Mulroy, 44, brings significant strategic, financial and legal experience to the Company. Previously, he was a partner with Stradling Yocca Carlson & Rauth, a leading Southern California law firm, where he represented Questcor and other publicly-traded companies. From 1997 to 2003, Mr. Mulroy was an investment banker at Merrill Lynch and Citigroup, where he advised healthcare companies and other clients across a range of industries in connection with corporate finance and strategic transactions. Mr. Mulroy earned his J.D. degree from the University of California, Los Angeles and his B.A. (Economics) from the University of Chicago. Mr. Mulroy is a member of the State Bar of California and the Orange County Bar Association, Business Section and has been corporate counsel to Questcor since 2005. He will continue to serve as Corporate Secretary of Questcor and as a member of the Board of Directors of privately-held Magtrol, Inc.

Pursuant to the terms of an offer letter made by the Company (the “Offer Letter”), Mr. Mulroy will be paid an annual base salary of $350,000. In addition to his base salary, Mr. Mulroy can earn a performance-based incentive bonus of up to 45% of his earned base compensation during each calendar year, commencing in 2011. It is expected that Mr. Mulroy will receive a stock option grant in connection with his employment.

The Company and Mr. Mulroy are party to a Severance Agreement (the “Severance Agreement”) that would provide certain benefits upon a change in control of the Company. The agreement provides that in the event a change in control of the Company occurs and his employment with the Company is involuntarily terminated, either by the Company other than for cause or by Mr. Mulroy for good reason, within the 12 month period commencing on the date of such change in control, one-hundred percent of his unvested stock options or restricted shares under any plan of the Company that are then outstanding shall become vested and exercisable immediately on the date of the involuntary termination. The agreement also provides severance compensation outside of the change of control context, totaling six months of base salary during the first three years of employment or twelve months of base salary after the first three years of employment in the event his employment is terminated either by the Company other than for cause or by Mr. Mulroy for good reason.

The preceding discussion of the material terms of Mr. Mulroy’s Offer Letter and Severance Agreement is qualified in its entirety by reference to the entire texts of the Offer Letter and Severance Agreement, filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by this reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, by and between Questcor Pharmaceuticals, Inc. and Michael H. Mulroy, dated January 3, 2011.

10.2	Severance Agreement, by and between Questcor Pharmaceuticals, Inc. and Michael H. Mulroy, dated January 3, 2011.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2011	QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ Don Bailey
Don Bailey President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter, by and between Questcor Pharmaceuticals, Inc. and Michael H. Mulroy, dated January 3, 2011.

10.2	Severance Agreement, by and between Questcor Pharmaceuticals, Inc. and Michael H. Mulroy, dated January 3, 2011.